UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2011

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

New York

1-13082

13-3131650

(State or other jurisdiction of

(Commission

(IRS Employer

incorporation)

File Number)

Identification No)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On August 3, 2011, Kenneth Cole Productions, Inc. (the “Company”) issued a press release announcing the Company’s results for the second quarter ended June 30, 2011.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated August 3, 2011

Limitation on Incorporation by Reference

In accordance with General Instructions B.2 on Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.  The filing of this Current Report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated:  August 4, 2011

            By:      /S/ DAVID P. EDELMAN

Name: David P. Edelman

Title:   Chief Financial Officer

(Principal Financial and Accounting Officer)

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated August 3, 2011

Exhibit 99.1

Company Contact:	Investor Relations Contact:
David Edelman	James R. Palczynski
Chief Financial Officer	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 265-1500	(203) 682-8229

--Kenneth Cole Productions Reports Second Quarter Results--

--Reports Q2 EPS of $0.03, in line with Expectations--

--Issues Q3 Guidance of 15% Revenue Growth and EPS of $0.29-$0.31--

New York, New York, August 03, 2011 / Thomson Reuters - Kenneth Cole Productions, Inc. (NYSE:  KCP) today reported financial results for the second quarter ended June 30, 2011. The Company reported operating income of $1.1 million, flat versus the year-ago quarter.  The Company reported net income per fully-diluted share of $0.03 in the second quarter versus of $0.05 in the year-ago period.  The Company noted that during the quarter it took an impairment charge of $0.02 per fully-diluted share against the value of its auction-rate securities.

Paul Blum, Chief Executive Officer, commented, "Although second quarter results were consistent with our short-term expectations, we are by no means satisfied and are dedicated to improving every aspect of our business. We are focused on creating great product, more effective marketing and improving the performance of our operating segments across the board.”

Net revenues in the second quarter decreased 5.3% to $102.2 million versus the second quarter last year.   Wholesale revenues were flat at $52.0 million versus the year-ago period.  Consumer Direct revenues declined by 11.5% to $39.6 million versus the year-ago period, due to the closing of unproductive full-priced stores and a comparable store sales decline of 1.7%.  Licensing revenues in the second quarter declined to $10.6 million versus $11.1 million in the year-ago quarter.  Excluding royalties from a now terminated Le Tigre license, licensing revenues were up 4.5%.

Gross margin declined 310 basis points to 40.6% versus the second quarter last year.  This anticipated decline was driven by higher sourcing costs, increased promotion to clear inventory, and a shift in mix as Wholesale became a larger percentage of total sales.

SG&A, as a percentage of net revenues in the second quarter improved 310 basis points to 39.6% from 42.7% in the year-ago period.  The improvement was the result of an ongoing focus on cost efficiencies and the elimination of overhead related to closed, unproductive full-priced stores.

The Company's balance sheet remained strong at June 30, 2011 with $56 million in cash and no long-term debt.  Total inventory was $40.7 million versus the prior year's level of $35.2 million,

in line with sales expectations.  The Company also noted that approximately $5.0 million of the increase was driven by inventory required to support the Company’s sportswear initiative.

The Company noted that during the quarter, it repurchased 143,800 shares for approximately $1.7 million.  This leaves approximately 3 million shares available for repurchase under its existing authorization.

Kenneth Cole, Chairman and Chief Creative Officer, commented, “I am excited to have Paul Blum return to the Company as our new CEO. The Company has begun implementing a new strategic plan with a heightened focus on product, which has already begun to energize and mobilize the organization.”

Third Quarter Guidance

The Company expects to report third quarter earnings per share on a GAAP basis of $0.29 - $0.31 versus the prior year level of $0.11 per share on revenue growth of approximately 15%.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, apparel and accessories under the brand names Kenneth Cole New York; Kenneth Cole Reaction; and Unlisted, as well as footwear under the proprietary trademark Gentle Souls.  The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel as well as fragrances, watches, jewelry, eyewear, and several other accessory categories.  The Company's products are distributed through department stores, better specialty stores, company-owned retail stores and its e-commerce website.  Further information can be found at http://www.kennethcole.com/.

Forward Looking Statement Disclosure

The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the Company's products, the ability to enter into new product license agreements or to renew or replace existing product licensee agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with retailers, licensees, vendors and other resources.  The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Kenneth Cole Productions, Inc.

(unaudited)

(In thousands, except	Quarter Ended		Six MonthsEnded
per share & outstanding share amounts)
	06/30/11	06/30/10	06/30/11	06/30/10

Net sales	$91,643	$96,888	$199,339	$196,281

Royalty Revenue	10,602	11,085	20,379	21,204

Net revenues	$102,245	$107,973	$219,718	$217,485

Gross profit	41,496	47,188	83,167	92,738

Selling, gen’l & administrative expenses	40,441	46,092	86,746	90,672
Store closings & severance costs	--	--	12,482	--
Total operating expense	40,441	46,092	99,228	90,672

Operating income/(loss)	1,055	1,096	(16,061)	2,066

Interest & other income, net	73	65	120	1,032
Investment impairment	(376)	(48)	(376)	(68)

Income/(loss) before taxes	752	1,113	(16,317)	3,030

Provision for income taxes	173	176	306	261

Net income/(loss)	$579	$937	$(16,623)	$2,769

Net income/(loss) per share:Basic	$0.03	$0.05	$(0.91)	$0.15

Net income/(loss) per share:Diluted	$0.03	$0.05	$(0.91)	$0.15

Average shares outstanding:Basic	18,296,000	18,146,000	18,268,000	18,119,000

Average shares outstanding:Diluted	18,581,000	18,517,000	18,268,000	18,501,000

Balance Sheet Data:	06/30/11	06/30/10
Cash & Cash Equivalents	$56,247	$79,211
Accounts Receivable	36,398	32,206
Inventory	40,716	35,170
Total Assets	246,077	255,846
Working Capital	75,362	96,272
Accounts Payable & Accrued Expenses	46,904	39,486
Long-term Debt	-	-
Total Shareholders’ Equity	130,537	145,806